Exhibit 99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman Reports Nine Months and Third Quarter 2010 Financial Results

Expands Stock Repurchase Program

New York, NY November 15, 2010 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced financial results for the first nine months and third quarter of 2010 as well as announced that its Board of Directors has approved an additional repurchase of up to $5 million of its common shares.

First Nine Months 2010 Highlights:

•	Investment banking revenue of $65.2 million, compared to $65.1 million in the first nine months of 2009.

•	Revenue, excluding principal transactions, of $72.7 million, compared to $98.7 million in the first nine months of 2009.

•

Net loss of $6.8 million, or $0.19 per diluted share. Non-GAAP operating net income of $0.6 million, or $0.02 per diluted share and a 3% non-GAAP pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•	75 financing transactions were completed raising $1.6 billion in the first nine months of 2010, compared to 64 financing transactions raising $1.2 billion in the first nine months of 2009.

•	The Company was ranked the number one investment bank in PIPE transactions by deal volume for the first nine months of 2010.[1]

Third Quarter 2010 Highlights:

•	Investment banking revenue of $15.1 million, compared to $31.3 million and $20.8 million in the third quarter of 2009 and the second quarter of 2010, respectively.

•	Revenue, excluding principal transactions, of $18.4 million, compared to $63.2 million and $23.7 million in the third quarter of 2009 and the second quarter of 2010, respectively.

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Net loss of $4.3 million, or $0.12 per diluted share. Non-GAAP operating net loss of $3.7 million, or $0.10 per diluted share. For the second quarter of 2010, the Company reported Non-GAAP operating net income of $0.2 million, or $0.01 per diluted share and a 1% pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

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11 financing transactions were completed raising $244 million in the third quarter of 2010, compared to 32 financing transactions raising $644 million in the third quarter of 2009 and 29 financing transactions raising $439 million in the second quarter of 2010.

•	7 advisory transactions generated $9.0 million in investment banking revenue during the third quarter of 2010.

[1] Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

Stock Repurchase Plan:

•

On May 25, 2010, the Board of Directors authorized a Company stock repurchase plan of up to up to $5 million of its shares. On November 12, 2010, the Board of Directors authorized up to an additional $5 million of share repurchases.

•	As of November 12, 2010 approximately 1.7 million shares have been repurchased at an aggregate cost of $4.3 million.

•

The Board has authorized the repurchase of stock in the open market or in privately negotiated transactions in accordance with applicable laws and regulations. Some or all of the repurchases may be made pursuant to a Company 10(b)5-1 Plan, and the repurchase program’s terms have been structured to comply with Rule 10b-18 under the Securities Exchange Act of 1934. The timing and extent of the repurchase will depend upon market conditions, applicable legal and contractual requirements, and other factors. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

•

The repurchase program will be funded using the Company’s working capital. Repurchased shares will be retired and restored to the status of authorized and unissued shares, thereby increasing the percentage ownership of all existing stockholders.

The Company will hold a conference call this morning, November 15, 2010, at 10:00 AM Eastern Time to discuss these results (see “Conference Call Information” below).

Edward Rubin, Rodman & Renshaw’s CEO and President said, “In late September we began to see increased activity in our targeted verticals, as well as increased demand for our core product offerings; private placements, registered direct offerings, IPOs and follow-on offerings. This trend has continued in the fourth quarter where, to date, we have completed 23 financing transactions raising in excess of $900 million and generating approximately $11 million of investment banking revenue. Although there can be no assurance that the current level of deal activity will continue, we are well positioned to take advantage of continued improvements in the market and drive our franchise’s operating results in the fourth quarter and going forward.

The decision to further expand the repurchase of Rodman shares underscores our Board’s confidence in the Company’s long-term growth strategy and current market position. We presently have sufficient liquidity to finance our current operations, no funded debt and minimal credit risk. We believe that our shares are significantly undervalued at current levels, making a stock buy-back an attractive investment opportunity that will benefit Rodman and our stockholders.”

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $15.1 million for the third quarter of 2010, which included $0.5 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $31.3 million in investment banking revenue, which included $9.0 million related to warrants received, for the third quarter of 2009 and $20.8 million in investment banking revenue, which included $2.7 million related to warrants received, for the second quarter of 2010. Private placement and underwriting revenue for the third quarter of 2010 was $6.0 million, compared to $19.8 million for the second quarter of 2010. Strategic advisory fees for the third quarter of 2010 were $9.0 million, compared to $1.0 million for the second quarter of 2010.

Merchant Banking

Merchant banking revenue, consisting of gains (or losses) on investments by the Company’s Aceras BioMedical joint venture and other principal investments activity, was $0.1 million. The values at which the Company’s investments are carried on its books are adjusted to estimated fair value at the end of each quarter.

Sales & Trading

•	Commissions for the third quarter were $0.9 million, compared to $1.6 million for the third quarter of 2009 and $1.0 million for the second quarter of 2010.
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Principal transactions revenue for the third quarter was a $1.0 million loss, compared to a $2.4 million gain for the third quarter of 2009 and a $7.4 million loss for the second quarter of 2010. Since the fluctuation in value is outside of the Company’s control, it excludes such revenue or loss when recording income on a non-GAAP basis.

Operating Expenses

Compensation Expense

•	Employee compensation and benefits expense for the third quarter of 2010 was $13.5 million, compared to $25.5 million for the third quarter of 2009 and $13.5 million for the second quarter of 2010.
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Employee compensation and benefits expense for the nine months ended September 30, 2010, excluding the $11.2 million principal transactions loss, represented 56% of transaction related revenue (revenue excluding principal transactions), compared to 59% in the comparable 2009 period.

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The Company had 139 full-time employees at September 30, 2010, compared to 130 full-time employees at June 30, 2010. Approximately 82% of the Company’s employees at September 30, 2010 were client facing employees.

Non-Compensation Expense

Non-compensation expense for the third quarter was $9.9 million, compared to $9.5 million for the third quarter of 2009 and $10.8 million for the second quarter of 2010. Conference expense was $3.9 million for the third quarter of 2010 as compared to $3.2 million for the third quarter of 2009 and $2.9 million for the second quarter of 2010.

Income Taxes

Income tax benefit for the third quarter was $1.8 million which represents a 29.1% effective tax rate. The quarterly tax rate was impacted by a tax rate differential due to lower than anticipated 2010 pre-tax income.

Capital

Liquid assets were $26.8 million at September 30, 2010, consisting of cash and cash equivalents, “Level I” assets less “Level I” liabilities and current receivables, compared to $33.2 million at June 30, 2010. The decrease in liquid assets primarily relates to cash bonuses of approximately $9.2 million and treasury stock purchases of $2.4 million. Adjusted book value per common share at September 30, 2010 was $1.40. Adjusted book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Conference Call Information

In conjunction with the earnings release, Rodman & Renshaw senior management will host a conference call at 10:00 AM Eastern Time, hosted by Mr. Edward Rubin, Chief Executive Officer and Mr. David Horin, Chief Financial Officer. Investors and analysts can participate in the conference call by dialing 1-877-407-8033 (United States) or 1-201-689-8338 (International).

The conference will be replayed in its entirety beginning at approximately 2:00 PM Eastern Time on November 15, 2010, through to 11:59 PM Eastern Time on November 22, 2010. If you wish to listen to the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference # 360454.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Webcast. Allow for time prior to the conference call Webcast to visit the web site and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 16, 2010, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
as of September 30, 2010 (Unaudited) and December 31, 2009
Dollars in Thousands, Except Per Share Amounts

	September 30, 2010	December 31, 2009

Assets
Cash and cash equivalents:
Unrestricted	$8,228	$12,603
Restricted	1,447	2,943

Total cash and cash equivalents	9,675	15,546
Financial instruments owned, at fair value:
Corporate equity securities	10,559	6,493
Merchant banking investments	9,719	22,251
Warrants	13,810	22,945
Notes	2,499	1,920
Investments in shell companies	1,654	1,654
Other investments	617	893

Total financial instruments owned, at fair value	38,858	56,156
Private placement and other fees receivable	3,732	4,798
Receivable from brokers, dealers & clearing agencies	1,484	5,735
Prepaid expenses	866	781
Property and equipment, net	3,376	2,773
Other assets	12,004	7,136
Goodwill and other intangible assets, net	687	1,961

Total Assets	$70,682	$94,886

Liabilities and Stockholders’ Equity
Accrued compensation payable	$12,307	$10,098
Accounts payable and accrued expenses	5,025	6,217
Acquisitions related payables	806	2,826
Financial instruments sold, not yet purchased, at fair value	35	304

Total Liabilities	18,173	19,445

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized; 34,029,469 and 35,918,222 issued as of September 30, 2010 and December 31, 2009, respectively	34	36
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	—	—
Additional paid-in capital	70,973	75,989
Treasury stock, 62,500 shares in 2010, 534,500 shares in 2009	(139)	(1,034)
Accumulated deficit	(18,359)	(11,609)

Total common stockholders’ equity	52,509	63,382

Non-controlling interest	—	12,059

Total Stockholders’ Equity	52,509	75,441

Total Liabilities and Stockholders’ Equity	$70,682	$94,886

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations for the
Three and Nine Months Ended September 30, 2010 and 2009 (Unaudited)
Amounts in Thousands, Except Per Share Amounts

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

Revenues:
Investment banking	$15,101	$31,253	$65,152	$65,129
Merchant banking	76	28,628	1,316	28,628
Commissions	919	1,642	2,905	3,155
Conference fees	2,279	1,579	3,158	1,579
Principal transactions	(1,044)	2,400	(11,204)	6,073
Interest and other income	31	48	151	220

Total revenues	$17,362	$65,550	$61,478	$104,784

Operating expenses:
Compensation and benefits	13,530	25,470	40,546	49,381
Conference expense	3,916	3,211	9,932	3,211
Professional and consulting	1,464	2,210	5,165	5,050
Occupancy and equipment rentals	778	764	2,332	2,341
Advertising and marketing	179	740	1,256	1,140
Communication and market research	969	715	2,600	2,018
Depreciation and amortization	377	516	1,231	1,891
Business development	1,095	468	3,630	1,491
Office supplies	187	186	485	446
Impairment of goodwill / other intangibles	—	—	933	1,327
Bad debt expense	181	—	666	—
Other	713	688	2,361	2,252

Total operating expenses	23,389	34,968	71,137	70,548

Operating income (loss)	(6,027)	30,582	(9,659)	34,236
Income tax expense (benefit)	(1,754)	42	(2,909)	51

Net income (loss)	(4,273)	30,540	(6,750)	34,185
Less: Net income to non-controlling	—	(15,000)	—	(15,000)

Net income (loss) to common stockholders	$(4,273)	$15,540	$(6,750)	$19,185

Net income (loss) per common share:
Basic	$(0.12)	$0.44	$(0.19)	$0.54

Diluted	$(0.12)	$0.40	$(0.19)	$0.51

Weighted average common shares outstanding:
Basic	36,113	35,645	36,338	35,373

Diluted	36,113	38,522	36,338	37,379

The table below reconciles weighted average number of common shares outstanding, basic and diluted, for the three months and nine months ended September 30, 2010 and 2009 (weighted average shares in thousands):

		Three Months Ended September 30,		Nine Months Ended September 30,

		2010	2009	2010	2009

Shares outstanding	(A)	34,509	35,381	35,039	34,936
Unearned restricted stock	(B)	(93)	(192)	(110)	(244)
Earned restricted stock units	(C)	1,697	456	1,409	681

Shares outstanding, basic		36,113	35,645	36,338	35,373

Stock options	(D)	—	—	—	51
Non-vested restricted stocks and RSUs	(D)	—	2,877	—	1,955

Shares outstanding, diluted		36,113	38,522	36,338	37,379

(A)	Shares outstanding represents shares issued less shares repurchased in treasury stock.

(B)

As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(C)

As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(D)

Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-U.S. GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended September 30, 2010, June 30, 2010 and September 30, 2009, respectively. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s GAAP net income (loss) for the third quarter of 2010, the second quarter of 2010, the third quarter of 2009, and the nine months ended September 30, 2010 to its non-GAAP net operating income (loss) for the third quarter of 2010, the second quarter of 2010, the third quarter of 2009, and the nine months ended September 30, 2010 is set forth below (in millions of dollars):

Net loss for the three months ended September 30, 2010	$(4.3)
Exclusion of principal transaction loss, net of taxes	0.6

Non-GAAP net operating loss for the three months ended September 30, 2010	$(3.7)

Net loss for the three months ended June 30, 2010	$(4.6)
Exclusion of principal transaction loss, net of taxes	4.3
Exclusion of other intangible asset impairment charge, net of taxes	0.5

Non-GAAP net operating income for the three months ended June 30, 2010	$0.2

Net income for the three months ended September 30, 2009	$15.5
Exclusion of principal transaction gain, net of taxes	(1.0)
Third quarter conference related revenue and expenses as if recorded evenly throughout the year	1.2
Exclusion of legal fees related to an arbitration - concluded in September 2009	0.6

Non-GAAP net operating income for the three months ended September 30, 2009	$16.3

Net loss for the nine months ended September 30, 2010	$(6.8)
Exclusion of principal transaction loss, net of taxes	6.8
Exclusion of other intangible asset impairment charge, net of taxes	0.6

Non-GAAP net operating income for the nine months ended September 30, 2010	$0.6

Basic and diluted income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted income (loss) per share for the third quarter of 2010, the second quarter of 2010, the third quarter of 2009, and the nine months ended September 30, 2010 after applying the adjustments described above:

Amounts in Thousands, Except Per Share Amounts	Three Months Ended			Nine Months Ended

	September 30, 2010	** June 30, 2010	September 30, 2009	** September 30, 2010

Weighted average shares:
Basic	36,113	36,763	35,645	36,338
Diluted	36,113	36,763	38,522	36,338

Income (loss) per share:
Basic	$(0.12)	$(0.12)	$0.44	$(0.19)
Diluted	$(0.12)	$(0.12)	$0.40	$(0.19)

Non-GAAP income per share:
Basic	$(0.10)	$0.01	$0.46	$0.02
Diluted	$(0.10)	$0.01	$0.42	$0.02

** Diluted EPS weighted average shares for the quarter ended June 30, 2010 and the nine months ended September 30, 2010 are not the same as the diluted EPS weighted average shares on a non-GAAP basis. The amount of non-GAAP diluted EPS weighted average shares are 37,800,000 and 37,383,000 for the quarter ended June 30, 2010 and the nine months ended September 30, 2010, respectively.

Pre-tax operating margin is calculated by dividing (a) operating income, with non-GAAP adjustments, less non-cash principal transaction revenue, net of compensation and non-controlling interest, by (b) total revenues, less non-cash principal transaction revenue and non-controlling interest.

Amounts in Millions, Except Percentages	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Nine Months Ended September 30, 2010

Operating loss	$(6.0)	$(8.0)	$(9.7)
Principal transaction (revenue) loss	1.0	7.4	11.2
Other intangible asset impairment charge	—	0.9	0.9

Adjusted operating income (non-GAAP)	$(5.0)	$0.3	$2.4

Total revenues	$17.4	$16.4	$61.5
Principal transaction (revenue) loss	1.0	7.4	11.2

Adjusted total revenues (non-GAAP)	$18.4	$23.8	$72.7

Pre-tax operating margin (non-GAAP)	-27%	1%	3%